SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 19, 2002.

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15279 Alton Parkway, Suite 100, Irvine, California    92618

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code  (949) 788-6000

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On November 20, 2002, ISTA Pharmaceuticals, Inc., a Delaware corporation announced that on November 19, 2002, it consummated the private placement of approximately $40 million of its common stock, equal to 10,526,306 shares of common stock, and warrants exercisable for $6 million of its common stock, equal to 1,578,946 shares of common stock. The investors in the financing included persons and entities affiliated with The Sprout Group, Sanderling Venture Partners, Investor Growth Capital Limited, Gund Investment Corporation, KBL Healthcare, MDS Capital, and Ontario Teachers’ Pension Plan Board.

     The announcement issued by ISTA on November 20, 2002 is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)   EXHIBITS

     The following exhibit is filed as part of this report.

99.1	Press Release issued November 20, 2002 by ISTA Pharmaceuticals, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

Date: November 30, 2002

ISTA PHARMACEUTICALS, INC.

Current Report on Form 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued November 20, 2002 by ISTA Pharmaceuticals, Inc.